Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of [●], 2025, by and between OPKO Health, Inc., a Delaware corporation (the “Company”), and the noteholder identified on Schedule A (the “Noteholder”). The Company and the Noteholder are sometimes collectively referred to herein as the “Parties” and each individually as a “Party.”

WHEREAS, the Noteholder beneficially owns the aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2029 set forth on Schedule A (the “Notes”), which were issued pursuant to that certain Indenture, dated as of January 9, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as trustee;

WHEREAS, the Noteholder wishes to exchange the Notes for (i) that number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), equal to the Exchanged Shares (as defined in Schedule B), which shall be calculated in accordance with the methodology set forth on Schedule B and (ii) cash in the amount equal to the Exchanged Cash (as defined in Schedule B), which shall be calculated in accordance with the methodology set forth on Schedule B, representing (a) the amount of consideration for the Exchange (as defined below) in excess of the Exchanged Shares, (b) accrued and unpaid interest on the Notes and (c) the Fractional Share Cash Amount (as defined in Schedule B) paid in lieu of delivery of any fractional shares of Common Stock; and

WHEREAS, the Company is willing to issue the Exchanged Shares and deliver the Exchanged Cash in exchange for the Notes upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties, intending to be legally bound, hereby agree as follows:

SECTION 1.    Exchange of Notes.

1.1    The Exchange. On and subject to the terms and conditions set forth in this Agreement on the Closing Date (as defined below), the Company shall, in exchange and in full consideration for the Notes, issue the Exchanged Shares and deliver the Exchanged Cash to the Noteholder, and the Noteholder shall accept the Exchanged Shares and the Exchanged Cash in full and final payment for the Notes (the “Exchange”).

1.2    No Additional Consideration. The Company and the Noteholder acknowledge and agree that the Exchanged Shares shall be issued and the Exchanged Cash shall be paid to the Noteholder in exchange for the Notes without the payment of any additional consideration on the part of the Noteholder or any other person or entity.

1.3    Closing. The closing of the transactions contemplated hereunder (the “Closing”) shall take place at 10:00 a.m. Eastern time on the [second] Business Day immediately following the date hereof (the “Closing Date”). “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. At the Closing:

(a)    The Noteholder shall deliver to the Company the Notes via settlement through the facilities of The Depository Trust Company (“DTC”) in accordance with the instructions received from the Company set forth on Schedule C.

(b)    The Company shall deliver to the Noteholder the Exchanged Shares via book-entry delivery through the facilities of DTC in accordance with the DWAC instructions received from the Noteholder set forth on Schedule B.

(c)    The Company shall deliver to the Noteholder the Exchanged Cash via wire transfer in accordance with the instructions received from the Noteholder set forth on Schedule B.

SECTION 2.    Conditions of the Noteholder’s Obligations at the Closing. The obligation of the Noteholder to exchange the Notes for the Exchanged Shares and Exchanged Cash at the Closing is subject to the satisfaction as of the Closing of the following conditions:

2.1    Representations and Warranties True. The representations and warranties contained in Section 4 hereof shall be true and correct at and as of the Closing as though made as of the Closing Date.

2.2    Litigation. No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority or threatened in writing seeking to restrain or prohibit (or seeking damages in connection with) the transactions contemplated hereby, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

SECTION 3.    Conditions of the Obligations of the Company at the Closing. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction as of the Closing of the following conditions:

3.1    Representations and Warranties True. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though made as of the Closing Date.

3.2    Litigation. No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority or threatened in writing seeking to restrain or prohibit (or seeking damages in connection with) the transactions contemplated hereby, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

SECTION 4.    Representations and Warranties of the Company. As a material inducement to the Noteholder to enter into this Agreement, the Company hereby represents and warrants to the Noteholder that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

4.1    Power and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company possesses all requisite corporate power, authority and capacity to execute and deliver this Agreement and necessary to carry out the transactions contemplated by this Agreement.

4.2    Valid and Enforceable Agreement; No Violation. The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms and, when executed and delivered by the Company in accordance with its terms, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting or relating to enforcement or creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and the consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

4.3    Validity of Shares. When issued and delivered in accordance with this Agreement, the Exchanged Shares shall (i) be duly and validly authorized, issued and outstanding, (ii) be fully paid and non‑assessable, (iii) be free and clear of any liens (other than any liens created by the Noteholder), and (iv) not have been issued in violation of the preemptive rights of any person. The Exchanged Shares have been approved for listing on the Nasdaq Global Select Market without requiring approval thereof by the Company’s stockholders under the rules of The Nasdaq Stock Market LLC (or its successor), subject to official notice of issuance.

4.4    No Registration Required. The Exchanged Shares are being offered and sold pursuant to, and in compliance with, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Assuming the accuracy of the Noteholder’s representations contained in Section 5 hereof, it is not necessary in connection with the issuance of the Exchanged Shares to the Noteholder, in the manner contemplated by this Agreement, to register such issuance under the Securities Act. Upon issuance, the Exchanged Shares will be issued without any restricted CUSIP or restrictive legend and will be freely tradable (other than by affiliates of the Company) under the Securities Act.

4.5    Reports and Financial Statements. The Company has filed all reports on Form 10-K, Form 10-Q, Form 8-K and all other reports required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 1, 2023, and all such filings, as may have been amended, complied in all material respects with the Exchange Act and the rules and regulations thereunder as of the respective dates filed with the SEC.

4.6    Broker’s Fees. Neither the Company nor any of its officers or directors has incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement, except for fees payable to J.P. Morgan Securities LLC in its capacity as agent for the Company in respect of the transactions contemplated hereby.

SECTION 5.    Representations and Warranties of the Noteholder. As a material inducement to the Company to enter into this Agreement, the Noteholder hereby represents and warrants to the Company that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

5.1    Power and Authorization. The Noteholder is a [corporation] duly organized, validly existing and in good standing under the laws of [Delaware]. The Noteholder possesses all requisite corporate or other power, authority and capacity to execute and deliver this Agreement and necessary to carry out the transactions contemplated by this Agreement.

5.2    Valid and Enforceable Agreement; No Violations. The execution, delivery and performance of this Agreement has been duly authorized by the Noteholder. This Agreement when executed and delivered by the Noteholder in accordance with the terms hereof, shall constitute a valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and the consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Noteholder’s organizational documents, (ii) any agreement or instrument to which the Noteholder is a party or by which the Noteholder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Noteholder.

5.3    Title to the Notes; Holding Period. The Noteholder is the sole beneficial owner of the Notes and has a holding period of not less than one year, as determined in accordance with Rule 144(d) under the Securities Act (including giving effect to applicable “tacking” of the holding period of the Notes, as permitted by such rule). The Noteholder has good, valid and marketable title to the Notes, free and clear of any liens or encumbrances (other than pledges or security interests that the Noteholder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, and which will be released at Closing). The Noteholder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Notes or its rights in the Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Notes. Upon the Noteholder’s delivery of the Notes to the Company pursuant to the Exchange, such Notes shall be free and clear of all liens.

5.4    Investment Purpose; Risk of Loss. The Noteholder is acquiring the Exchanged Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act. The Noteholder has determined based on its own independent review and such professional advice as it has deemed appropriate that its acquisition of the Exchanged Shares (i) is fully consistent with its financial needs, objectives and condition and (ii) complies and is fully consistent with all investment policies, guidelines and other restrictions applicable to the Noteholder, and the Exchanged Shares are a fit, proper and suitable investment for the Noteholder, notwithstanding the substantial risks inherent in investing in or holding the Exchange Shares. The Noteholder is able to bear the substantial risks associated with its acquisition of the Exchanged Shares, including but not limited to loss of its entire investment therein.

5.5    Information Made Available. The Noteholder (i) has received, reviewed and understood the offering materials made available to the Noteholder in connection with the Exchange, (ii) had the opportunity to ask questions of and receive answers from the Company directly and (iii) conducted and completed its own independent due diligence with respect to the Exchange. Based on such information as the Noteholder has deemed appropriate, the Noteholder has independently made its own analysis and decision to enter into this Agreement and consummate the Exchange. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, the Noteholder has relied exclusively on its own sources of information, investment analysis and due diligence with respect to the Exchange and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

5.6    Non-Affiliate Status. The Noteholder is not, and has not been during the consecutive three-month period immediately preceding the date hereof, a director, officer or “affiliate” (within the meaning of Rule 144 promulgated under the Securities Act) of the Company.

5.7    Consultation with Counsel and Advisors. The Noteholder has been represented by such legal and tax counsel and other counsel and advisors selected by the Noteholder as the Noteholder has found necessary to consult concerning this transaction, to review and evaluate the tax, economic and other ramifications of the Exchange, including, without limitation, whether the Exchange will result in any adverse tax consequences to the Noteholder.

5.8    Securities Representations. The Noteholder is either (i) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act, or (ii) an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act).

5.9    Full Satisfaction of Obligations under the Notes. The Noteholder acknowledges that upon issuance of the Exchanged Shares and Exchanged Cash, the obligations of the Company to the Noteholder under the Notes shall have been satisfied in full.

5.10    Broker’s Fees. Neither the Noteholder nor any of its officers or directors has incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

5.11    J.P. Morgan as the Company’s Agent. The Noteholder hereby acknowledges and agrees that J.P. Morgan Securities LLC ( the “Agent”) is acting solely as the Company’s agent in connection with the Exchange and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Noteholder, the Company or any other person or entity in connection with the Exchange, (ii) the Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Exchange, (iii) the Agent shall have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Exchange or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person or entity) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Exchange, and (iv) the Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by a Noteholder, the Company or any other person or entity), whether in contract, tort or otherwise, to such Noteholder, or to any person or entity claiming through such Noteholder, in respect of the Exchange.

SECTION 6.    Termination.

6.1    Conditions of Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by the mutual written consent of the Parties;

(b)    by the Company if there has been a material misrepresentation, material breach of warranty by the Noteholder in the representations and warranties set forth in this Agreement or the Schedules attached hereto; and

(c)    by the Noteholder if there has been a material misrepresentation, material breach of warranty by the Company in the representations and warranties set forth in this Agreement or the Schedules attached hereto.

SECTION 7.    Miscellaneous.

7.1    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.2    Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement. Any counterpart or other signature delivered by facsimile or e-mail (or other electronic means, including by DocuSign) shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

7.3    Entire Agreement. This Agreement contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. The recitals to this Agreement are incorporated by reference and made a part of this Agreement.

7.4    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules that would cause the application of the laws of any jurisdiction other than the laws of the State of New York.

7.5    Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, email (provided that an automated response is not received indicating that such email was not delivered to the recipient), confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as follows:

The Company:

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, FL 33137

Steve Rubin, Executive Vice President-Administration

E-mail: [●]

Facsimile: (305) 575-[●]

The Noteholder:

To the Address under the Noteholder’s name

on Schedule A attached hereto

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

OPKO HEALTH, INC.

___________________________________

Name:

Title:

[NOTEHOLDER]

___________________________________

Name:

Title:

[Signature Page to Exchange Agreement]

SCHEDULE A

Name and Address of Noteholder	Principal Amount of Notes

[●]	$[●]

1

SCHEDULE B

The Exchanged Cash and the Exchanged Shares shall be calculated in accordance with the following definitions:

“Bond Reference Price” means $1,717.80.

“Exchanged Cash” means an amount of cash in U.S. Dollars equal to (I) the difference between (A) the product of (x) the Bond Reference Price multiplied by (y) the Number of Exchanged Notes, minus (B) the product of (x) the number of Exchanged Shares (before any reduction for fractional shares) multiplied by (y) the Share Reference Price, plus (II) the Fractional Share Cash Amount, plus (III) the total amount of accrued and unpaid interest on the Notes.

“Exchanged Shares” means the product of (i) the Number of Exchanged Notes multiplied by (ii) the Share Ratio; provided that, if the aggregate number of Exchanged Shares is not a whole number, then, in lieu of delivering any fractional shares, the Company shall deliver to the Noteholder a cash amount equal to the product of the related fraction multiplied by the Share Reference Price (the “Fractional Share Cash Amount”), and the number of Exchanged Shares shall be so reduced by the related fraction and the Fractional Share Cash Amount shall be included in the amount of Exchanged Cash in lieu of delivering fractional shares.

“Number of Exchanged Notes” means the quotient resulting from the principal amount of the Notes set forth on Schedule A to the Agreement divided by 1,000.

“Share Ratio” means 739.1718.

“Share Reference Price” means $1.74.

[Schedule B continues on next page]

1

SCHEDULE B

Name(s) into which Exchanged Shares will be Issued:
If an entity, state of incorporation or formation:
Taxpayer ID or Social Security Number:
Address:

DWAC Instructions:

Number of Exchanged Shares to be Delivered:
Amount of Exchanged Cash to be Delivered:
Wire Transfer Instructions for Exchanged Cash:
Bank of New York
ABA #
A/C
A/C
Further Credit to:

2

SCHEDULE C

[Company’s Instructions]